                             EMPLOYMENT AGREEMENT
                             ---------------------


  THIS AGREEMENT, dated as of July 24, 1997, between DENDRITE INTERNATIONAL, INC., a New Jersey Corporation ("Dendrite"), having its principal place of business at 1200 Mt. Kemble Avenue, Morristown, New Jersey 07960, and BRUCE SAVAGE ("Employee"), having an address at 5 Westminster Drive, Annandale, New Jersey 08801.

  WHEREAS, Dendrite, its affiliates, and subsidiaries develop and own what is referred to as Territory Management Systems and related hardware and equipment;

  WHEREAS, Employee is or desires to be employed by Dendrite and Dendrite desires to employ Employee; and

  WHEREAS, Dendrite is willing to provide certain confidential and proprietary information to Employee for the limited purpose of enabling Employee to carry out duties in connection with his employment by Dendrite.

                                   RECITAL:

    NOW, THEREFORE, it is agreed as follows:

1.  EMPLOYMENT
    ----------

    (a)  Term.  Subject to Section 4 below and the other terms and conditions of
         ----
this Agreement, Employee's employment by the Company shall be for a term commencing July 24, 1997 and expiring on the close of business on July 24, 2000 (the "Term"). In the event Employee's employment by Dendrite continues beyond the expiration of the Term, the employment relationship shall be, by mutual consent, an employment at-will. Accordingly, after July 24, 2000, this employment may be terminated at any time for any reason with or without "Cause" (as defined below) by Dendrite.

    (b)  Notice by Employee.  In the event Employee desires to voluntarily
         ------------------
terminate his employment on or after July 24, 2000, he must provide Dendrite not less than twelve (12) months advance written notice of such desire, to be delivered at any time on or after July 24, 1999. The twelve-month period commencing on the date of such delivery of notice is hereinafter referred to as the "Notice Period". Employee's employment shall be extended by Dendrite through the Notice Period; provided, however, that Dendrite shall have the right at any time during the Notice Period to relieve Employee of his offices, duties and responsibilities and to place him on a paid leave-of-absence status, provided that during the Notice Period, Employee shall remain a full-time employee of Dendrite and shall continue to receive his salary compensation and other benefits as provided in this Agreement.

Notwithstanding anything contained in this Agreement, in the event Employee delivers notice of his desire to voluntarily terminate his employment, Employee will not be entitled to any severance payments under Section 4 below.

2.  POSITION; DUTIES
    ----------------

    During the Term, Dendrite hereby employs Employee, and Employee hereby accepts such employment, as Executive Vice President, President International of Dendrite. During the Term, Employee shall perform those duties as may from time to time be assigned to him and shall carry out any assignments related to Dendrite or its affiliates as directed. With Employee's agreement, this may involve rendering services at various locations throughout the world. Employee shall devote his full time attention, energy, knowledge, skill and best efforts solely and exclusively to the duties assigned to him which he shall faithfully and diligently perform. Employee shall report to Dendrite as may be required and will fully account for all records, data, materials or other property belonging to Dendrite or its customers of which he is given custody. Dendrite may, from time to time, establish rules and Employee shall faithfully observe these in the performance of his duties. Employee shall further comply with all policies and directives of Dendrite.

3.  COMPENSATION
    ------------

    (i)  Base Salary.  During the Term, Dendrite shall pay Employee for his
         -----------
services a base salary at a rate of $290,000 per annum to be paid on a semi-monthly basis in accordance with Dendrite's regular payroll practices. Such base shall be increased on annual basis, commencing January 1, 1998, by the percentage increase ("COLA") in the Consumer Price Index (the "CPI") during the prior calendar year as published by the Bureau of Labor Statistics of the United States Department of Labor for All Urban Consumers, New York Metropolitan Area (the "Bureau"). If the Bureau discontinues the publication of the CPI, the best available index or other information shall be substituted for it. A reference to the CPI applicable to any date means the CPI published most recently prior to such date.

    All base salary payments, Bonus (as defined in clause (ii) below) payments and any Severance Payment (as defined in Section 4(b) below) shall be reduced by any and all applicable withholdings, contributions and payroll taxes.

    (ii) Bonus.  During the Term and commencing on the completion of Dendrite's
         -----
fiscal year 1997, Employee shall be eligible to receive an annual bonus (the "Bonus") of not less than 30% of Employee's annual rate of base salary as at the completion of the corresponding year, payable in the next payroll period occurring at least two weeks after Dendrite publicly discloses its financial results for such fiscal year; provided, however, that the payment of the Bonus
                              --------  -------
is subject to: (a) Dendrite's achievement of financial goals as set forth in the annual business plan approved by the Board of Directors of Dendrite (the

"Board"), (b) such other objectives as mutually agreed upon, and (c) Employee remaining in the employ of Dendrite as of the end of any such year.

    (iii)  Stock Options
           -------------

           (a) Pursuant to Dendrite's 1997 Incentive Stock Plan (the "Stock Plan"), upon the execution of this Agreement, Dendrite shall give Employee an option to purchase 40,000 shares of the common stock of Dendrite. Upon the first anniversary of this Agreement, Dendrite shall give Employee an option to purchase an additional 25,000 shares of the common stock of Dendrite, provided that Employee remains in the full-time employment of Dendrite on such date. The price for such options shall be determined by the committee of the Board that administers the Stock Plan. Employee's entitlement to such options shall be subject to (i) a four year vesting schedule, (ii) approval by the Board, (iii) Employee's execution of a definitive option agreement in form and substance satisfactory to Dendrite and (iv) in all instances subject to the terms and conditions of the Stock Plan. Notwithstanding anything to the contrary, in the event of (x) a "Change of Control" (as defined below), if Employee is not retained in a similar position or no similar position is offered to Employee following a Change of Control or (y) the termination of Employee's employment by Dendrite without Cause (as defined below), all of Employee's options owned by him at the time of such event shall immediately vest. It is understood and agreed that in the event of a conflict or ambiguity between the provisions of this Section 3(iii)(a) and any other agreement between Employee and Dendrite relating to the potential acceleration of options owned by him, the provisions of this Section 3(iii)(a) will control.

           (b) For purposes of this Agreement, "Change in Control" means the occurrence of any one of the following events:

           (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Dendrite representing 33% or more of the combined voting power of Dendrite's then outstanding securities eligible to vote for the election of the Board (the "Dendrite Voting Securities"); provided, however, that the event
                                          --------  -------
described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by Dendrite or any of its subsidiaries, (B) by any employee benefit plan sponsored or maintained by Dendrite or any of its subsidiaries, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), (E) pursuant to any acquisition by Employee or any group of persons including Employee or any entity controlled by Employee or such group ("Employee Holders"), or (F) a transaction (other than one described in paragraph (iii) below) in which Dendrite

Voting Securities are acquired from Dendrite, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i). Notwithstanding the foregoing, a transaction that would otherwise be considered a Change in Control but for the operation of clauses D or F of this paragraph
(i) will be deemed a Change in Control if John Bailye immediately after the consummation of such a transaction is neither Chairman, President or Chief Executive Officer (or holds a position comparable to the foregoing positions) of Dendrite or any successor corporation to Dendrite as a result of such Change in Control transaction;

           (ii) individuals who, on July 24, 1997, constituted the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to July 24, 1997, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Dendrite in which such person is named as a nominee for director, without objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or
                                --------  -------
nominated as a director of Dendrite initially as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

           (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization (other than a transaction with Employee, any group of persons including Employee or any entity controlled by Employee or such a group of persons) involving Dendrite or any of its subsidiaries that requires the approval of Dendrite's stockholders whether for such transaction or the issuance of securities in connection with the transaction or otherwise, (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Dendrite Voting Securities that were outstanding immediately prior to the consummation of such Business Combination (or, if applicable, is represented by shares into which such Dendrite Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Dendrite Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than the Employee Holders or any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 33% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

           (iv) the stockholders of Dendrite approve a sale of all or substantially all of the Dendrite's assets.

Notwithstanding the foregoing, a Change in Control of Dendrite shall not be deemed to occur solely because any person acquires beneficial ownership of more than 33% of Dendrite Voting Securities as a result of the acquisition of Dendrite Voting Securities by Dendrite which, by reducing the number of Dendrite Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided that, if a Change in Control of Dendrite would occur as a result of such an acquisition by Dendrite (if not for the operation of this sentence), and after Dendrite's acquisition such person becomes the beneficial owner of additional Dendrite Voting Securities that increase the percentage of outstanding Dendrite Voting Securities beneficially owned by such person, then a Change in Control of Dendrite shall occur.

4.   TERMINATION; SEVERANCE
     ----------------------

     (a) If at any time Employee's employment hereunder is terminated by Dendrite for any reason other than death, Cause, or Disability prior to July 24, 2000, then Employee shall be entitled to receive (i) his base salary through the date of his termination, (ii) payment for any unused but accrued vacation through the date of termination and (iii) severance payments totalling an amount equal to the sum of twenty-four (24) months base salary (calculated at the rate of base salary then being paid to Employee as of the date of termination) and
(iv) solely for the calendar year in which the Employee is terminated, a pro rata portion of the Bonus that Employee would have otherwise been entitled to had he been in the employ of Dendrite for the entire year in which he was terminated, the amount of any such Bonus corresponding to the portion of the year to have elapsed through the termination date. The severance payments to be paid to Employee under this Section 4(a) shall be referred to herein as the "Severance Payment". Employee's Severance Payment in respect of base salary shall be paid by Dendrite in twenty-four (24) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Employee's employment. Any pro rata Bonus payment hereunder shall be paid by Dendrite in a lump sum within sixty (60) days of the date of termination. No interest shall accrue or be payable on or with respect to any Severance Payment or pro rata Bonus payment hereunder. In the event of a termination of Employee's employment described in this Section 4(a), Employee shall be provided continued "COBRA" coverage pursuant to Sections 601 et seq. of ERISA under Dendrite's group medical and dental plans. For the lesser of (x) the period for which Employee receives the Severance Payment and (y) the period for which Employee is covered under COBRA (the "Coverage Period"), Dendrite shall pay Employee the difference between (i) the cost to Employee of obtaining COBRA coverage (during the Coverage Period) and (ii) the total cost Employee would have incurred for his premium contribution had he remained in the employ of Dendrite during the Coverage Period. Notwithstanding the foregoing, in the event Employee becomes re-employed with another employer and becomes eligible to receive health coverage from such employer, the payment of COBRA coverage by Dendrite as described herein shall cease.

     (b) If at any time Employee's employment hereunder is terminated by Dendrite for any reason other than death, Cause, or Disability on or after July 24, 2000, then Employee shall be entitled to receive (i) his base salary through the date of his termination, (ii) payment for any unused but accrued vacation through the date of termination and (iii) severance payments totalling an amount equal to the sum of twelve (12) months base salary (calculated at the rate of base salary then being paid to Employee as of the date of termination) and (iv) solely for the calendar year in which the Employee is terminated, a pro rata portion of the Bonus that Employee would have otherwise been entitled to had he been in the employ of Dendrite for the entire year in which he was terminated, the amount of any such Bonus corresponding to the portion of the year to have elapsed through the termination date. The severance payments to be paid to Employee under this Section 4(b) shall be referred to herein as the "Post-Term Severance Payment". Employee's Post-Term Severance Payment in respect of base salary shall be paid by Dendrite in twelve (12) consecutive equal monthly payments commencing not later than thirty (30) days after the effective date of the termination of Employee's employment. Any pro rata Bonus payment hereunder shall be paid by Dendrite in a lump sum within sixty (60) days of the date of termination. No interest shall accrue or be payable on or with respect to any Post-Term Severance Payment or pro rata Bonus payment hereunder. In the event of a termination of Employee's employment described in this Section 4(b), Employee shall be provided continued "COBRA" coverage pursuant to Sections 601 et seq. of ERISA under Dendrite's group medical and dental plans. For the lesser of (x) the period for which Employee receives the Post-Term Severance Payment and (y) the period for which Employee is covered under COBRA (the "Coverage Period"), Dendrite shall pay Employee the difference between (i) the cost to Employee of obtaining COBRA coverage (during the Coverage Period) and
(ii) the total cost Employee would have incurred for his premium contribution had he remained in the employ of Dendrite during the Coverage Period. Notwithstanding the foregoing, in the event Employee becomes re-employed with another employer and becomes eligible to receive health coverage from such employer, the payment of COBRA coverage by Dendrite as described herein shall cease.

     (c) The making of any Severance Payment , Post-Term Severance Payment or pro rata Bonus payment under Section 4(a) or 4(b) hereunder is conditioned upon the signing of a general release in form and substance satisfactory to Dendrite under which Employee releases Dendrite and its affiliates together with their respective officers, directors, shareholders, employees, agents and successors and assigns from any and all claims he may have against them. In the event Employee breaches Sections 7, 8, 9 or 11 of this Agreement, in addition to any other remedies at law or in equity, Dendrite may cease making any Severance Payment, Post-Term Severance Payment, pro rata Bonus payment, or any payments for COBRA coverage otherwise due under Section 4(a) or 4(b). Nothing herein shall affect any of Employee's obligations or Dendrite's rights under this Agreement.

     (d) For purposes of this Agreement, "Cause" as used herein shall mean (i) any gross misconduct on the part of Employee with respect to his duties under this Agreement, (ii) the engaging by Employee in an indictable offense which relates to Employee's duties under this Agreement or which is likely to have a material adverse effect on the business of Dendrite, (iii) the commission by Employee of any willful or intentional act which injures in any material respect or could reasonably be expected to injure in any material respect the reputation, business or business relationships of Dendrite, including without limitation, a breach of Sections 7, 8 or 11 of this Agreement, or (iv) the engaging by Employee through gross negligence in conduct which injures materially or could reasonably be expected to injure materially the business or reputation of Dendrite.

     (e) For purposes of this Agreement, "Disabled" as used herein shall have the same meaning as that term, or such substantially equivalent term, has in any group disability policy carried by Dendrite. If no such policy exists, the term "Disabled" shall mean the occurrence of any physical or mental condition which materially interferes with the performance of Employee's customary duties in his capacity as an employee where such disability has been in effect for a period of six (6) months (excluding permitted vacation time), which need not be consecutive, during any single twelve (12) month period.

     (f) In the event Employee terminates his employment with Dendrite or Dendrite terminates Employee's employment with Dendrite for "Cause" or Employee's employment ends as a result of his death or becoming "Disabled," it is understood and agreed that Dendrite's only obligation is to pay Employee any unused but accrued vacation days, his base salary through the date of his termination, and any unpaid bonus otherwise payable under Section 3(ii) above.

5.  BENEFITS
    --------

    Dendrite shall provide Employee:

    (i)  Vacation.  Four weeks vacation per annum in accordance with Dendrite
         --------
policy in effect from time to time.

    (ii) Business Expenses.  Reimbursement for all reasonable travel,
         -----------------
entertainment and other reasonable and necessary out-of-pocket expenses incurred by Employee in connection with the performance of his duties. Reimbursement will be made upon the submission by the Employee of appropriate documentation and verification of the expenses.

    (iii)  Other.  Dendrite will provide Employee other benefits to the same
           -----
extent as may be provided to other employees generally in accordance with Dendrite policy in effect from time to time and subject to the terms and conditions of such benefit plans.

6.  INFORMATION AND BUSINESS OPPORTUNITY
    ------------------------------------

    During Employee's employment with Dendrite, Employee may acquire knowledge of (i) information that is relevant to the business of Dendrite or its affiliates or (ii) knowledge of business opportunities pertaining to the business in which Dendrite or its affiliates are engaged. Employee shall promptly disclose to Dendrite that information or business opportunity but shall not disclose it to anyone else without Dendrite's written consent.

7.  DENDRITE CONFIDENTIAL INFORMATION
    ---------------------------------

    The Employee will, as a result of his employment with Dendrite, acquire information which is proprietary and confidential to Dendrite. This information includes, but is not limited to, technical and commercial information, customer lists, financial arrangements, salary and compensation information, competitive status, pricing policies, knowledge of suppliers, technical capabilities, discoveries, algorithms, concepts, software in any stage of development, designs, drawings, specifications, techniques, models, data, technical manuals, research and development materials, processes procedures, know-how and other business affairs relating to Dendrite. Confidential information also includes any and all technical information involving Dendrite's work. Employee will keep all such information confidential and will not reveal it at any time without the express written consent of Dendrite. This obligation is to continue in force after employment terminates for whatever reason.

8.  CLIENT CONFIDENTIAL INFORMATION
    -------------------------------

    Dendrite may, from time to time, be furnished information and data which is proprietary and confidential to its clients, customers or suppliers. Employee will not, at any time for any reason, reveal any information provided by any of Dendrite's clients, customers or suppliers to anyone, unless provided with prior written consent by Dendrite or by the applicable client, customer or supplier. This obligation is to continue in force after employment terminates for whatever reason.

9.  RETURN OF PROPERTY
    ------------------

    Upon termination of employment for any reason or upon the request of Dendrite, Employee shall return to Dendrite all property which Employee received or prepared or helped prepare in connection with his employment including, but not limited to, all copies of any confidential information or material, disks, notes, notebooks, blueprints, customer lists and any and all other papers or material in any tangible media or computer readable form belonging to Dendrite or to any of its customers, clients or suppliers, and Employee will not retain any copies, duplicates, reproductions or excerpts thereof.

10.  INVENTIONS
     ----------

     All work performed by Employee and all materials, products, deliverables, inventions, software, ideas, disclosures and improvements, whether patented or unpatented, and copyrighted material made or conceived by Employee, solely or jointly, in whole or in part, during the term of Employee's employment by Dendrite which (i) relate to methods, apparatus, designs, products, processes or devices sold, licensed, used or under development by Dendrite, (ii) otherwise relate to or pertain to the present, proposed or contemplated business, functions or operations of Dendrite, (iii) relate to Dendrite actual or anticipated research or development, (iv) involve the use of Dendrite's equipment, supplies or facilities, or (v) result from access to any Dendrite assets, information, inventions or the like are confidential information, are the property of Dendrite and shall be deemed to be a work made for hire. To the extent that title to any of the foregoing shall not, by operation of law, vest in Dendrite, all right, title and interest therein are hereby irrevocably assigned to Dendrite. Employee agrees to give Dendrite or any person or entity designated by Dendrite reasonable assistance required to perfect its rights therein.

     If Employee conceives any idea, makes any discovery or invention within one
(1) year after the termination of employment with Dendrite that relate to any matters pertaining to the business of Dendrite, it shall be deemed that it was conceived while in the employ of Dendrite.

11.  RESTRICTION ON FUTURE EMPLOYMENT
     --------------------------------

     Employee agrees that in the event employment with Dendrite is terminated, for any reason, with or without Cause, Employee shall not for two (2) years after termination of employment:

           (i) Perform services that compete with the business or businesses conducted by Dendrite or any of its affiliates or render services to any organization or entity which competes with the business or businesses conducted by Dendrite or any of its affiliates in any area of the United States of America or elsewhere where Dendrite or any of its affiliates do business;

           (ii) Solicit any customers or potential customers of Dendrite with whom Employee had contact while employed by Dendrite or who was a customer of Dendrite at any time during the two (2) years immediately before termination;

           (iii) Request that any of Dendrite's customers or suppliers discontinue doing business with it;

           (iv) Knowingly take any action which would disparage Dendrite or be to its disadvantage; or

           (v) Employ or attempt to employ or assist anyone else to employ any employee or contractor of Dendrite or induce or attempt to induce any employee or contractor of Dendrite to terminate their employment or engagement with Dendrite.

     For purposes of Section 11(i) "the business or businesses conducted by Dendrite or any of its affiliates" means Electronic Territory Management Systems used to manage, coordinate and control the activities of large sales forces and complex selling environments and/or sales productivity tools of the type and nature marketed by Dendrite or any of its affiliates and support services related thereto as of the date of Employee's termination of employment (or which Dendrite can at the time of Employee's termination of employment establish it will likely market within one (1) year following the date of Employee's termination).

12.  OUTSIDE CONTRACTING
     --------------------

     Employee shall not enter into any agreements to provide programming or other services to any company, person or organization outside of his employment by Dendrite (an "Outside Agreement") without the prior written express consent from Dendrite. Employee must notify Dendrite of his intent to enter into an Outside Agreement specifying therein the other party to such Outside Agreement and the type of programming and/or services to be provided by Employee. Dendrite shall not unreasonably withhold permission to Employee to enter into Outside Agreements unless such Outside Agreements (i) are with competitors or potential competitors of Dendrite, or (ii) as determined in Dendrite's sole discretion, shall substantially hamper or prohibit Employee from satisfactorily carrying out all duties assigned to Employee by Dendrite.

13.  AFTER-HOURS DEVELOPMENT
     -----------------------

     In the event that Employee shall develop any software which, pursuant to
Section 10 herein, is not the property of Dendrite, Dendrite shall have a right of first refusal to publish and/or purchase the rights to such software. Employee shall notify Dendrite of any such After-Hours Development as soon as reasonably possible before or during the development process including a description of the intended functions of the After-Hours Development and the estimated date of completion.

14.  PRIOR EMPLOYMENT
     ----------------

     Employee represents and warrants that Employee has not taken or otherwise misappropriated and does not have in Employee's possession or control any confidential and proprietary information belonging to any of Employee's prior employers or connected with or derived from Employee's services to prior employers. Employee represents and warrants that Employee has returned to all prior employers any and all such confidential and proprietary information. Employee further acknowledges, represents and warrants that Dendrite has informed Employee that Employee is not to use or cause the use of such confidential or proprietary information in any manner whatsoever in connection with Employee's employment by Dendrite. Employee agrees, represents and warrants that Employee will not use such information. Employee shall indemnify and hold harmless Dendrite from any and all claims arising from any breach of the representations and warranties in this Section.

15.  REMEDIES
     --------

     The parties agree that in the event Employee breaches or threatens to breach this Agreement, money damages may be an inadequate remedy for Dendrite and that Dendrite will not have an adequate remedy at law. It is understood, therefore, that in the event of a breach of this Agreement by Employee, Dendrite shall have the right to obtain from a court of competent jurisdiction restraints or injunctions prohibiting Employee from breaching or threatening to breach this Agreement. In that event, the parties agree that Dendrite will not be required to post bond or other security. It is also agreed that any restraints or injunctions issued against Employee shall be in addition to any other remedies which Dendrite may have available to it.

16.  APPLICABLE LAW
     --------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

17.  NOTICES
     -------

     In the event any notice is required to be given under the terms of this Agreement, it shall be delivered in the English language, in writing, as follows:

     If to Employee:       Bruce Savage
                           5 Westminster Drive
                           Annandale, New Jersey 08801

     If to Dendrite:       Christopher French, Vice President, General Counsel
                           Dendrite International, Inc.
                           1200 Mt. Kemble Avenue
                           Morristown, New Jersey 07960

18.  NON-ASSIGNABILITY
     -----------------

     Employee's rights or obligations under the terms of this Agreement or of any other agreement with Dendrite may not be assigned. Any attempted assignment will be void as to Dendrite. Dendrite may, however, assign its rights to any affiliated or successor entity.

19.  BINDING AGREEMENT
     -----------------

     This Agreement shall be binding upon and inure to the benefit of Employee's heirs and personal representatives and to the successors and assigns of Dendrite.

20.  INTEGRATION
     -----------

     This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior negotiations, discussions, agreements or understandings between the parties hereto pertaining to the subject matter hereof, except for any written non-disclosure agreements with Dendrite by which Employee may be bound. No representations, oral or otherwise, with respect to the subject matter of this Agreement have been made by either party.

21.  WAIVER
     ------

     This Agreement may not be modified or waived except by a writing signed by both parties. No waiver by either party of any breach by the other shall be considered a waiver of any subsequent breach of the Agreement.

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

22.  JURISDICTION
     ------------

     The State of New Jersey shall have exclusive jurisdiction to entertain any legal or equitable action with respect to this Agreement except that Dendrite may institute suit against Employee in any jurisdiction in which Employee may be at the time. In the event suit is instituted in New Jersey, it is agreed that service of summons or other appropriate legal process may be effected upon any party by delivering it to the address in this Agreement specified for that party in Section 17.

     IN WITNESS WHEREOF, the parties have signed this Agreement as of the first date written above.

                                          DENDRITE INTERNATIONAL, INC.


                                          /s/ John Bailye
                                          _______________________
                                          Name:
                                          Title:


                                          /s/ Bruce Savage
                                          _______________________
                                          Bruce Savage

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